Exhibit 10.1

EXTENSION AGREEMENT

($1,000,000 Revolving Line of Credit Agreement)

This Extension Agreement (the “Agreement”) is made, executed and delivered effective the 22nd day of June 2006 by Fonix Corporation, a Delaware corporation (“Borrower”), in favor of Thomas A. Murdock, Trustee (“Lender”).

RECITALS

A.  On or about October 7, 2002, Borrower executed and delivered to Lender an Amended and Restated Revolving Line of Credit Agreement (the “LOC Agreement”) pursuant to which Borrower could borrow up to $1,000,000 from Lender and (ii) a Promissory Note (the “Note”) in the original principal amount of $1,000,000;

B.  In connection with the execution and delivery of the Note, Borrower also executed and delivered an Intellectual Property Security Agreement and Security Agreement as collateral security for repayment of the Note;

C.  The Note was due and payable in full on December 31, 2003. Payment of the balance due under the LOC Agreement and the Note has been extended at various times through and including June 30, 2006. Borrower has not paid the Note so an additional extension is needed. As of June 22, 2006, the balance due and owing under the Note is $435,722.11; and

D.  Borrower desires to execute and deliver this Agreement in favor of Lender in order to extend the terms of repayment of the Note, as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1.  Borrower and Lender hereby extend the term of repayment of the Note from June 30, 2006, to September 30, 2006. Borrower agrees that all unpaid amounts owing under the Note shall be due and payable on or before September 30, 2006.

2.  From and after June 22, 2006, interest due and owing under the Note shall continue to accrue at the rate of twelve percent (12%) per annum.

3.  Borrower hereby agrees that this Agreement is executed merely to memorialize an extension of the term of repayment of the Note and does not constitute or in any way operate as a release, discharge, satisfaction, payment, or cancellation of said indebtedness or any part thereof. Except as expressly set forth in paragraphs 1 and 2 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the Note, LOC Agreement, the Intellectual Property Security Agreement or the Security Agreement (the “Loan Documents”) nor impair the validity or security thereof or any rights or powers which Lender now or hereafter may have under or by virtue thereof for recovery of the obligation evidenced by the Note or other obligations evidenced by the Loan Documents in case of any default or non-fulfillment of the terms of the Loan Documents, this Agreement, or otherwise.

Exhibit 10.1

4.  Borrower hereby specifically ratifies and consents to each and every term of the Loan Documents.

5.  Unless expressly defined herein, any defined term used herein shall have the meaning established and set forth therefore in the LOC Agreement.

6.  As consideration for the Lender’s willingness to extend the due date of the Note, the Lender and the Borrower agree that Section 8 of the LOC Agreement shall be amended to include the following paragraph:

(f) Borrower hereby grants to Thomas A. Murdock and Roger D. Dudley the right to appoint the greater of (A) three (3) directors or (B) a majority of the members of the Board of Directors of the Borrower so long as any amounts remain outstanding under the Note.

DATED the day and year first written above.

Fonix Corporation
a Delaware corporation

By: _________________________________________
Its: _________________________________________

____________________________________________
Thomas A. Murdock, Trustee